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                                                                     EXHIBIT 5.1

                               GOODWIN PROCTER LLP

                                COUNSELORS AT LAW
                                 EXCHANGE PLACE

                        BOSTON, MASSACHUSETTS 02109-2881

                                   May 4, 2001



First Albany Companies Inc.
30 South Pearl Street
Albany, NY 12207

         Re:      Registration Statement on Form S-8

Ladies and Gentlemen:

         This opinion is delivered in our capacity as counsel to First Albany Companies, Inc. a New York corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), of a Registration Statement on Form S-8 (the "Registration Statement") relating to 500,000 shares (the "Shares") of the Company's common stock, par value $.01 per share ("Common Stock") and related plan interests, which the Company may issue pursuant to First Albany Companies Inc. Employee Stock Purchase Plan (the "Plan").

         As counsel for the Company, we have examined copies of the Plan, the Company's Certificate of Incorporation, as amended, and the Company's By-laws, as amended, each as presently in effect, and such records, certificates and other documents of the Company as we have deemed necessary or appropriate for the purposes of this opinion.

         We are attorneys admitted to practice in The Commonwealth of Massachusetts. We express no opinion concerning the laws of any jurisdictions other than the laws of the United States of America and The Commonwealth of Massachusetts.

         Based on the foregoing, we are of the opinion that upon the issuance and delivery of the Shares against payment therefor in accordance with the terms of the Plan, the Shares will be validly issued, fully paid and non-assessable shares of the Company's Common Stock.

         The foregoing assumes all requisite steps will be taken to comply with the requirements of the Securities Act and applicable requirements of state laws regulating the offer and sale of securities.

         We hereby consent to the inclusion of this opinion as an exhibit to the Registration Statement.

                                            Very truly yours,

                                            /s/ Goodwin Procter LLP
                                            GOODWIN PROCTER LLP